February 26, 2010

Robert Bryson

Chief Executive Officer

ConnectedLyfe, Inc.

912 West Baxter Drive

South Jordan, UT 84095

Re:  Service Provider and Operating Agreements

Dear Mr. Bryson:

This letter (this “Agreement”) documents the intent of Utah Telecommunication Open Infrastructure Agency (“UTOPIA”) to enter into two separate agreements with ConnectedLyfe, Inc., relative to: (1) ConnectedLyfe becoming a service provider across UTOPIA’s network; and (2) UTOPIA’s willingness to transfer certain interests in its wholesale video system to ConnectedLyfe, all subject to the terms and conditions of the agreements to be negotiated between the parties.  It is the mutual intent of the parties that the agreements will memorialize at least the following terms and conditions:

ConnectedLyfe will provide UTOPIA the following:

1.

Pay UTOPIA $350,000 ($175,000 on or before March 1, 2010, $175,000 on or before May 1, 2010).

2.

Assume recurring operating costs relative to UTOPIA wholesale video service in the amount of $137,000 annually as previously documented to ConnectedLyfe, Inc. by UTOPIA, which will be reconfirmed with all associated terms and conditions under UTOPIA obligation.i

3.

Commit to 3 year term for service operation and delivery, with annual auto renewal thereafter.

4.

Commit to UTOPIA first consumer commercial deployment of Connected Lyfe NextGen Television Service Capabilities.

5.

Provide High Availability/Quality Service Level Agreements (“SLA”).

6.

Provide High Quality Customer Service and provide sufficient staffing to meet customer needs.

7.

Provide UTOPIA reversion protection of Legacy and NextGen Platform so that in the event of ConnectedLyfe’s failure to fulfill its obligations, UTOPIA’s video product remains competitive and stable.

4852-6823-8853.1

Mr. Robert Bryson

February 26, 2010

8.

Provide UTOPIA Service Providers a more competitive and complete multichannel TV service with co branding and bundling ability as allowed by content providers.

9.

Maintain current UTOPIA IP Television Service for rebundling by any UTOPIA Service Providers .  UTOPIA and ConnectedLyfe will coordinate and manage with the UTOPIA Service Providers an acceptable time table to end of life the UTOPIA IP Television offering.  Both companies will notify and assist in transitioning USPs receiving UTOPIA wholesale video offering to ConnectedLyfe’s offering upon their discretion and the customer discretion

10.

Reduce  cost basis to USP's for the ConnectedLyfe IP Television services , including program fees and other actual operating costs.

11.

Reduce USP's set-top box (“STB”) cost basis from current UTOPIA wholesale rates USP, can purchase from ADB and Amino.

12.

Reduce Programming Costs through both alternate Cooperative Carriage providers as well as Direct Programmer negotiated agreements.

13.

Reimburse portion of operating expenses for shared TV service operation in the amount of $6,250 per month while using UTOPIA Network Operations and Network Engineering resources, and facilities

14.

Remain current in service fees owed to UTOPIA

15.

Provide UTOPIA Management and Executive Committee quarterly status reports

UTOPIA will provide ConnectedLyfe the following:

A.

100% ownership in the current UTOPIA IP Cable Television/Video system, rights, and agreements, subject to Programmer approval, and subject to UTOPIA’s reversionary rights identified in Paragraph 7 above.

B.

The only UTOPIA facilitated remarketing, bundling of Television, for all customers where UTOPIA is available, without limitation on other Utopia Service Providers to wholesale, remarket, or bundle similar services on either Retail or Wholesale basis.  To the extent a turnkey wholesale Digital Voice or High Speed Internet service is operated by UTOPIA, ConnectedLyfe will be notified of the same.

C.

100% operating responsibility, liability, and authority (based on SLA) and subject to UTOPIA’s reversionary rights identified in Paragraph 7 above as approved in writing with UTOPIA.

D.

3 year service provider rate discount to ConnectedLyfe retail IP service, to be maintained prorata to any additional Utopia services provider pricing or programs.

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4852-6823-8853.1

Mr. Robert Bryson

February 26, 2010

E.

Attornment provision to ensure the survivability of ConnectedLyfe’s terms and conditions.

F.

Convertible ownership of all hard television system assets

G.

Technical cooperation for all enhancements certification in coordination with UTOPIA as long as UTOPIA retains any right of ownership, including reversionary rights.

H.

ConnectedLyfe naming and branding authority of the provided telecommunication and entertainment services.

I.

ConnectedLyfe ownership in retail television subscribers, so long as they remain connected to the UTOPIA network.

J.

ConnectedLyfe will use the UTOPIA network as the preferred network wherever the network is available on a cost-competitive basis.

K.

For  the term of the agreement provide ConnectedLyfe the right to acquire USP TV subscribers whose Service Providers are in default to UTOPIA, and for which UTOPIA has exercised its contractual termination rights.  The right to acquire shall be in accordance with a reasonable and fair process established by UTOPIA through which with all Service Providers who are not in default with UTOPIA and have an existing paid television service have a reasonable acquisition opportunity.

L.

Provide ConnectedLyfe quarterly network deployment strategy, program, and status reports.

M.

Provide an Advisor to the ConnectedLyfe Advisory Board.

Conditions Precedent:

The parties’ obligations as set forth herein shall be subject to the satisfaction of the following conditions:

I.

A definitive Service Provider Agreement to be agreed upon by UTOPIA and ConnectedLyfe;

II.

A definitive Video Systems Acquisition and Operations Agreement, to be agreed upon by UTOPIA and ConnectedLyfe.

If these terms are satisfactory, please sign three copies and return two copies to the UTOPIA.

4844-0073-8053.1

4852-6823-8853.1

Mr. Robert Bryson

February 26, 2010

UTAH TELECOMMUNICATIONS OPEN INFRASTRUCTURE AGENCY

By:/s/Kirt Sudweeks

Kirt Sudweeks

Acting Executive Director

CONNECTEDLYFE, INC.

By: /s/Robert Bryson

Robert Bryson

Chief Executive Officer

4844-0073-8053.1

4852-6823-8853.1

Mr. Robert Bryson

February 26, 2010

iUTOPIA to Coordinate with Connected Lyfe to ensure maximum flexibility to reduce costs and commitments.

4844-0073-8053.1

4852-6823-8853.1